Exhibit 99.1

News Release

Kimco Realty Announces Redemption of its 6.65% Class F Cumulative Redeemable Preferred Stock

NEW HYDE PARK, N.Y., July 16, 2012 – Kimco Realty Corp. (NYSE: KIM), North America’s largest owner and operator of neighborhood and community shopping centers, today announced that it will redeem all 7,000,000 outstanding depositary shares of the Company's 6.65% Class F Cumulative Redeemable Preferred Stock, $1.00 par value per share (the “Class F Preferred Stock”) (NYSE: KIMPRF – CUSIP no. 49446R869), on August 15, 2012 (the “Redemption Date”). The Class F Preferred Stock will be redeemed at the redemption price of $25.00 per depositary share plus $0.1385 in accumulated and unpaid dividends. Dividends will cease to accrue on the Class F Preferred Stock as of the Redemption Date.

A notice of redemption and related materials will be mailed to holders of record of Class F depositary shares on July 16, 2012. Holders of Class F depositary shares that hold their shares through the Depository Trust Company (“DTC”) will be redeemed in accordance with the applicable procedures of DTC. Questions relating to the notice of redemption and related materials should be directed to Wells Fargo Shareowner Services, Kimco’s transfer agent and the paying agent for the redemption of the Class F Preferred Stock (the “Paying Agent”), at 1-866-557-8695. The address of the Paying Agent is Wells Fargo Shareowner Services, Attn: Corporate Actions Department, P.O. Box 64858, St. Paul, MN 55164-0858.

ABOUT KIMCO

Kimco Realty Corp. (NYSE: KIM) is a real estate investment trust (REIT) headquartered in New Hyde Park, N.Y., that owns and operates North America’s largest portfolio of neighborhood and community shopping centers. As of March 31, 2012, the company owned interests in 930 shopping centers comprising 136 million square feet of leasable space across 44 states, Puerto Rico, Canada, Mexico and South America. Publicly traded on the NYSE since 1991, and included in the S&P 500 Index, the company has specialized in shopping center acquisitions, development and management for more than 50 years. For further information, please visit www.kimcorealty.com, the company’s blog at blog.kimcorealty.com, or follow Kimco on Twitter at www.twitter.com/kimcorealty.

SAFE HARBOR STATEMENT

The statements in this news release state the company's and management's intentions, beliefs, expectations or projections of the future and are forward-looking statements. It is important to note that the company's actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include, but are not limited to, (i) general adverse economic and local real estate conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business, (iii) financing risks, such as the inability to obtain equity, debt, or other sources of financing or refinancing on favorable terms, (iv) the company’s ability to raise capital by selling its assets, (v) changes in governmental laws and regulations, (vi) the level and volatility of interest rates and foreign currency exchange rates, (vii) the availability of suitable acquisition and disposition opportunities, (viii) valuation of joint venture investments, (ix) valuation of marketable securities and other investments, (x) increases in operating costs, (xi) changes in the dividend policy for our common stock, (xii) the reduction in our income in the event of multiple lease terminations by tenants or a failure by multiple tenants to occupy their premises in a shopping center, (xiii) impairment charges, and (xiv) unanticipated changes in our intention or ability to prepay certain debt prior to maturity and/or hold certain securities until maturity. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company's Securities and Exchange Commission filings, including but not limited to the company's Annual Report on Form 10-K for the year ended December 31, 2011. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.

The company refers you to the documents filed by the company from time to time with the Securities and Exchange Commission, specifically the section titled "Risk Factors" in the company's Annual Report on Form 10-K for the year ended December 31, 2011, as may be updated or supplemented in the company’s Form 10-Q filings, which discuss these and other factors that could adversely affect the company's results.

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CONTACT:

David F. Bujnicki

Vice President, Investor Relations and Corporate Communications

Kimco Realty Corporation

1-866-831-4297